UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 22, 2006

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10611 Harwin Drive, Suite 402, Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-988-9252

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

We entered into an asset purchase agreement in connection with the acquisition of certain assets of the animal health insecticides business of Boehringer Ingelheim Vetmedica, Inc. Additional information respecting the asset purchase agreement is included in item 2.01 of this Form 8-K, and is incorporated by reference in this item.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 22, 2006 we purchased certain assets of the animal health insecticides business of Boehringer Ingelheim Vetmedica, Inc., (“BIVI”). The assets purchased included pesticide registrations for pesticides used on cattle, swine, poultry and livestock premises, a processing and warehouse facility in Elwood, Kansas, and related equipment. We also purchased the insecticides finished goods, raw materials and packaging inventory on hand at closing. The insecticides registrations acquired in the transaction are for the United States, Canada, Mexico, Australia and several countries in Latin America, and they complement our existing animal health products registrations. The new products consist of a leading brand of insecticidal ear tags for cattle and several liquid and dust formulations for livestock and their premises.

The purchase price was approximately $9.0 million, including the $3.01 million of inventory, and was payable in cash at closing. Information set forth in item 2.01 of this Form 8-K is qualified by the Asset Purchase Agreement entered into in connection with the purchase and filed as an exhibit hereto.

We estimate that the additional products will add approximately $8.0 million in revenues annually, beginning in fiscal 2007. Through the end of fiscal 2006 (July 31), BIVI will continue to market the purchased products as our sole distributor. Therefore, the acquisition will have only a minor positive effect in fiscal 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements And Exhibits

(c)  Exhibits. The following exhibits are filed herewith:

10.30                                                                     Asset Purchase Agreement dated February 22, 2006 between the company and Boehringer Ingelheim Vetmedica, Inc., filed as Exhibit 10.30 to the company’s report on Form 8-K filed February 27, 2006.

99.1                                                                           Press release of the Company dated February 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ David L. Hatcher	Date: February 27, 2006
David L. Hatcher,
Chief Executive Officer